Exhibit 99.1

Name and Address of Reporting Person:	Brookfield Asset Management Inc.
Brookfield Place
181 Bay Street, Suite 300 PO Box 762
Toronto, CAN M5J2T3

Issuer Name and Ticker or Trading Symbol:	Vistra Corp. [VST]

Date of Earliest Transaction Required to
be Reported (Month/Day/Year):	May 4, 2022

Footnotes to Form 4

(1)
This Form 4 is being jointly filed by and on behalf of each of the following persons (each a “Reporting Person”): Brookfield Titan Holdings, L.P. (“Titan Holdings”); Titan Co-Investment-HI, L.P. (“Titan HI”); Titan Co-Investment-AC, L.P. (“Titan AC”); Titan Co-Investment GP, LLC (“Titan Co-Invest”); Brookfield Asset Management (“BAM”); BAM Partners Trust (“Partners”); Brookfield Private Equity Inc. (“BPE”); Brookfield US Inc. (“BUSI); Brookfield Private Equity Holdings LLC (“BPEH”); Brookfield Private Equity Direct Investments Holdings LP (“BPE DIH”); Brookfield Private Equity Group Holdings LP (“BPEGH”); Brookfield Capital Partners Ltd. (“BCPL”); Brookfield Holdings Canada Inc. (“BHC”); Brookfield Private Funds Holdings Inc. (“BPFH”); Brookfield Canada Adviser, LP (“BCA”); and Brookfield Asset Management Private Institutional Capital Adviser (Canada), L.P. (“BAMPIC”).

(2)
Other than Titan Holdings, Titan HI and Titan AC, the Reporting Persons do not themselves directly hold any shares of Common Stock, but are controlling entities of certain of the Investment Vehicles (as defined below).  The filing of this statement shall not be deemed to be an admission that, for purposes of Section 16 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise, the Reporting Persons are the beneficial owners of any securities reported herein.

(3)
The Reporting Persons and the Investment Vehicles may be deemed to constitute a “group” within the meaning of Section 13(d)(3) of the Exchange Act.  Each of the Reporting Persons may be deemed to beneficially own the securities beneficially owned by the Investment Vehicles directly or indirectly controlled by it, but each disclaims beneficial ownership of such securities, except to the extent of such Reporting Person’s pecuniary interest therein.  In accordance with Instruction 4(b)(iv), the entire amount of the Common Stock held by the Investment Vehicles is reported herein.

(4)	Represents shares of Common Stock held directly and sold by Titan Holdings.

(5)
The shares of Common Stock were sold in multiple transactions at prices ranging from $25.435 per share to $26.075 per share, inclusive. The Reporting Persons undertake to provide to the Issuer, any security holder or the Securities and Exchange Commission upon request, full information regarding the number of shares sold at each separate price.

(6)	Represents shares of Common Stock held directly and sold by the following entities: 253,782 by Titan Holdings; 36,064 by Titan HI; and 26,285 by Titan AC.

(7)
The shares of Common Stock were sold in multiple transactions at prices ranging from $25.36 per share to $26.33 per share, inclusive. The Reporting Persons undertake to provide to the Issuer, any security holder or the Securities and Exchange Commission upon request, full information regarding the number of shares sold at each separate price.

(8)	Represents shares of Common Stock held directly and sold by the following entities: 264,910 by Titan Holdings; 37,645 by Titan HI; and 27,437 by Titan AC.

(9)
The shares of Common Stock were sold in multiple transactions at prices ranging from $25.28 per share to $25.67 per share, inclusive. The Reporting Persons undertake to provide to the Issuer, any security holder or the Securities and Exchange Commission upon request, full information regarding the number of shares sold at each separate price.

(10)
The shares of Common Stock were sold in multiple transactions at prices ranging from $26.30 per share to $27.03 per share, inclusive. The Reporting Persons undertake to provide to the Issuer, any security holder or the Securities and Exchange Commission upon request, full information regarding the number of shares sold at each separate price.

(11)
Represents: 3,856,461 shares of Common Stock owned by Titan Holdings, including 772,128 shares of Common Stock representing Titan Holdings’ interest in Longhorn Capital GS L.P. (“Longhorn”); 1,280 shares of Common Stock owned by Titan Co-Investment-RBS, L.P. (“Titan RBS”); 519,190 shares of Common Stock owned by Titan AC, including 130,445 shares of Common Stock representing Titan AC’s interest in Longhorn; 1,141 shares of Common Stock owned by Titan Co-Investment-CN, L.P. (“Titan CN”); 141,767 shares of Common Stock owned by Titan Co-Investment-DS, L.P. (“Titan DS”); including 1,929 shares of Common Stock representing Titan DS’s interest in Longhorn; 258,758 shares of Common Stock owned by Titan Co-Investment-FN, L.P. (“Titan FN”), including 35,374 shares of Common Stock representing Titan FN’s interest in Longhorn; 790 shares of Common Stock held directly by Titan Co-Investment-GLH, L.P. (“Titan GLH”); 677,395 shares of Common Stock owned by Titan HI, including 74,744 shares of Common Stock representing Titan HI’s interest in Longhorn; 669,021 shares of Common Stock owned by Titan Co-Investment-ICG, L.P. (“Titan ICG”), including 105,183 shares of Common Stock representing Titan ICG’s interest in Longhorn; 283,533 shares of Common Stock owned by Titan Co-Investment-LB, L.P. (“Titan LB”), including 3,858 shares of Common Stock representing Titan LB’s interest in Longhorn; 1,291 shares of Common Stock owned by Titan Co-Investment-MCG, L.P. (“Titan MCG”); 4,035 shares of Common Stock owned by Titan MRS (together with Titan AC, Titan CN, Titan DS, Titan FN, Titan GLH, Titan HI, Titan ICG, Titan LB, Titan MCG and Titan RBS, the “Titan Vehicles”); 4,505,400 shares of Common Stock owned by BCP Titan Aggregator, L.P. (“Aggregator”); 5,472,721 shares of Common Stock owned by BCP Titan Sub Aggregator, L.P. (“Sub Aggregator” and together with Aggregator, the “Aggregator Vehicles” and together with Titan Holdings and the Titan Vehicles, the “Investment Vehicles”), including 679,402 shares of Common Stock representing Sub Aggregator's interest in Longhorn.

(12)
Each of BPE DIH, as a limited partner of Titan Holdings, BPEGH, as a limited partner of Titan Holdings and each of the Titan Vehicles, BPE, as the general partner of BPE DIH and BPEGH, Titan Co-Invest, as the general partner of each of the Titan Vehicles, BPEH, as an shareholder of Titan Co-Invest, BUSI, as shareholder of BPE, BHC, as indirect shareholder of BUSI, BAM, as limited partner of BPE and shareholder of BHC, and Partners, as shareholder of BAM, may be deemed to have an indirect pecuniary interest in an indeterminate portion of the shares of Common Stock directly beneficially owned by Titan Holdings and/or the Titan Vehicles.  Each of BPE DIH, BPEGH, BPE, Titan Co-Invest, BPEH, BUSI, BHC, BAM and Partners disclaims beneficial ownership of all shares of Common Stock that are beneficially owned by Titan Holdings and/or the Titan Vehicles, except to the extent of any indirect pecuniary interest therein.

(13)
Each of BCPL and BAMPIC, as indirect owners of Longhorn and the Aggregator Vehicles, BCA, as limited partner of BAMPIC, BPFH, as limited partner of BCA, BHC, as shareholder of BPFH, BAM, as shareholder of BHC, and Partners, as shareholder of BAM, may be deemed to have an indirect pecuniary interest in an indeterminate portion of the shares of Common Stock directly beneficially owned by the Aggregator Vehicles or Longhorn. Each of BCPL, BAMPIC, BCA, BPFH, BHC, BAM and Partners disclaims beneficial ownership of all shares of Common Stock that are beneficially owned by the Aggregator Vehicles and/or Longhorn, except to the extent of any indirect pecuniary interest therein.

(14)	Each of the Reporting Persons disclaims beneficial ownership of any securities of the Issuer except to the extent of such Reporting Person’s pecuniary interest therein.